Exhibit 7.1

March 3, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.02 of Permian Basin Royalty Trust’s Form 8-K dated March 3, 2017, and we agree with the statements made in this 8-K filing.

Yours truly,

/s/ Weaver and Tidwell, L.L.P.

Dallas, Texas